Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

INSPIRED BUILDERS, INC.

(the “Company”)

WHEREAS:

A.	Kai Ming Zhao has consented to resign as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary of the Company, a Member of the Board of Directors and any other position he holds with the Company. .
B.	David Lazar has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	Kai Ming Zhao resigned as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary of the Company, a Member of the Board of Directors and any other position he holds with the Company.
D.	David Lazar shall act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Effective date: January 28, 2020

/s/ Kai Ming Zhao
Kai Ming Zhao

/s/ David Lazar
David Lazar